Handeni Gold Inc. update on exploration activities.

Vancouver, British Columbia, August 13 , 2014 -- Handeni Gold Inc. (the "Company" or "Handeni Gold") (OTCPink: HNDI) update on Prospecting licenses("PLs"), Exploration activities and the Unsecured Term Loan Facility Agreement amendment in the United Republic of Tanzania.

The Company is pleased to announce that its application to acquire an additional area of 33.62 km2 (PL10000/2014) and an area of 12.32 km2 (PL9853/2014) (in addition to the 4 renewed PLs as announced in January 2014) has been approved. This increases the company's high potential land holding in the Handeni district to 405.74 km2 and allows the practical exploration of previously identified areas of interest. At the same time the company is currently investigating the further reduction of its lower potential land area in the Handeni region following the first year of exploration on its renewed PL areas to only include land on which defined drill targets are located. This process will be completed in early September 2014.

Continued exploration on the companies' target 5 yielded gold values of up to 1.63 g/t in grab samples, supporting the previously announced clearly identified geophysical and geochemical anomaly. Follow-up exploration is currently being conducted to investigate the 3D extent of the gold anomaly.

HNDI commenced its 2014/2015 exploration program during June 2014 on Target 8 situated on PL6743/2010 with a mapping and grab sampling program to be followed directly by a pitting and trenching program. Simultaneously detailed structural work, ground geophysics and ground geochemistry is continuing on the Mjembe target to define drill positions.

During the next 3 months the company is including Target 10 (situated on PL10 000/2014) in its exploration program, a target containing all the basic geological necessities for gold mineralization in the Handeni district.

The Company is pleased to announce that on June 18, 2014, Handeni Gold Inc. and IPP Ltd. have amended the Unsecured Term Loan Facility Agreement entered on December 7, 2012 and the loan repayment due date has been further extended to June 30, 2015 (the original loan agreement was Incorporated by reference to the Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2012 filed on January 9, 2013).

The Company is also pleased to announce that on June 18, 2014, Handeni Gold Inc. and Consultancy & Finance Company Associates Ltd. have amended the Unsecured Term Loan Facility Agreement entered on October 9, 2013 and the loan repayment due date has been extended to June 30, 2015 (the original loan agreement was incorporated by reference to Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2013 filed on October 11, 2013).

For further information please contact:

Handeni Gold Inc.

Dr. R. Scheepers (CEO):
Email: info@handenigold.com

About Handeni Gold Inc.

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.handenigoldltd.com.

Safe Harbour Statements

This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor there any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Except for the statements of historical fact contained herein, the information presented in this news release may constitute "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Although the Company has attempted to identify important factors and risks that could cause actual actions, events or results to differ materially from those described in forward-looking statements including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com), there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.